SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 15, 2008



                       U.S. HELICOPTER CORPORATION (Exact
                   Name of Registrant as Specified in Charter)



     Delaware                           001-32580               27-0096927
-------------------------------       -------------          ------------------
(State or Other Jurisdiction of       (Commission              (IRS Employer
Incorporation or Organization)        File Number)           Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport, New York, NY   10004
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (212) 248-2002
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On July 15, 2008, U.S. Helicopter Corporation ("we", "us" or the "Company") closed on a $1,500,000 bridge loan financing pursuant to a Note Purchase Agreement dated July 3, 2008 with one investor (the "Investor"), pursuant to which we issued a total of $1,500,000 in principal amount of convertible notes (the "Note"). The Note is repayable on the earlier of (a) the first closing of a private placement of our debt or equity securities to institutional investors in an institutional capital raise (the "Institutional Private Placement") or (b) December 31, 2008. To secure repayment of the Note, certain third parties agreed to pledge a total of 375,000 shares of common stock (the "Collateral") of an unrelated, privately held third party corporation pursuant to the terms and provisions of a Pledge and Escrow Agreement.

         The Note bears interest at the rate of 15% per annum based on a 360-day year, of which 60 days' worth of interest, equal to $37,500, was prepaid on the closing of the Note. As additional consideration, we paid the Investor upon the closing of the Note an origination fee of five percent (5%) of the amount of the loan, equal to $75,000. We received net proceeds of approximately $585,000 after deducting prepaid interest and fees and expenses of the offering, and after repayment of certain debt and other obligations owed by us. We plan to use the remaining net proceeds received in this financing for working capital.

         The Note, together with accrued but unpaid interest, is convertible at the option of the Investor, into shares of our common stock, par value $0.001 per share (the "Common Stock"), at a price equal to the lower of (a) the conversion price for convertible debt issued in the first closing of the Institutional Private Placement or (b) $0.20 per share. The shares issuable upon conversion of the Note are entitled to piggyback registration rights.

         In connection with the Note financing, we agreed to issue to the Investor warrants to purchase up to 3,000,000 shares of Common Stock, which have an exercise price of $0.20 per share and a term of five years from the date of issuance. The shares of Common Stock issuable upon exercise of such warrant are entitled to piggyback registration rights.

         Certain members of our management agreed to transfer 525,000 shares of Common Stock to the Investor as an inducement to purchase the Note. Such shares are also entitled to piggyback registration rights. In addition, certain members of our management have agreed to transfer a total of 1,225,000 shares of Common Stock to the Pledgors and certain third parties as an inducement to the Pledgors to pledge the Collateral, in consideration of an existing lender's agreement to forbear from exercising its rights under its outstanding note agreement, and other consideration.

         Commissions paid by us in connection with this transaction consisted of an 8% placement fee to certain third parties. In addition, we agreed to pay to the Pledgors fees totaling $195,000 as an inducement to pledge the Collateral securing the repayment of the Note.

            The purpose of the Note financing was to provide working capital to us pending completion of an institutional financing. We are also in the process of seeking additional bridge financing of up to $3.0 million. We have been seeking $20.0 million of long term equity financing during the past several months. We have met with a number of strategic investors who have experience in long term aviation finance. We believe that we will conclude such a financing on or before November 1, 2008. We cannot provide assurance, however, that we will be successful in obtaining the required short-term bridge financing or long-term equity financing that we are seeking on a timely basis or at all.

         Issuance of the securities sold was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to an accredited investor in private transactions without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.

                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02.   UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

                            SECTION 8 - OTHER EVENTS

ITEM 8.01.   OTHER EVENTS.

         The Company reached an agreement (the "Agreement") as of July 10, 2008 with its primary equipment lessor and maintenance provider (the "Lessor") providing for a 60 day standstill and forbearance period whereby each party has agreed to refrain from seeking to enforce its respective rights under certain lease agreements (the "Lease Agreements") and technical support agreements (the "Support Agreements") relating to three of the Company's aircraft. As part of the Agreement, the Company and the Lessor agreed to a revised payment schedule under the Lease Agreements and the Support Agreements, and the Company preserved its claims against the Lessor up to the amounts paid to the Lessor under such agreements between January 1, 2008 and the commencement of the standstill period. The Company and the Lessor are currently in the process of negotiating a global settlement of their respective claims as they pertain to payment and other obligations under the Lease Agreements and the Support Agreements, including the repair of one aircraft by the Lessor and the possibility of a revised lease agreement for such aircraft. There can be no assurances, however, that the Company and the Lessor will be able to reach a settlement agreement prior to the termination of the standstill and forbearance period on terms favorable to the Company or at all.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 21, 2008

                                            U.S. HELICOPTER CORPORATION
                                            (Registrant)



                                            By:    /s/ George J. Mehm, Jr.
                                                 -------------------------------
                                                 George J. Mehm, Jr.
                                                 Chief Financial Officer and
                                                 Sr. Vice President